UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices, including zip code)

(707) 774-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events

As previously reported on June 23, 2017, Enphase Energy, Inc. (“Enphase”) was notified by the Nasdaq Stock Market LLC (“Nasdaq”) that Enphase’s securities were subject to delisting, based upon its non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

On September 19, 2017, Nasdaq informed Enphase that the closing bid price of Enphase’s common stock has been at or above the minimum bid price of $1.00 per share for 10 consecutive business days. Accordingly, Enphase has regained compliance with the Minimum Bid Price Requirement and Enphase’s stock will continue to be listed on The Nasdaq Stock Market subject to continued future compliance with the applicable listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPHASE ENERGY, INC.

Date: September 19, 2017	By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer